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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                               DECEMBER 21, 1994
                Date of Report (Date of earliest event reported)



                               SAVIN CORPORATION
             (Exact name of registrant as specified in its charter)




Delaware                       1-7786                    13-2949772
(State or other              (Commission               (IRS Employer
jurisdiction of              File Number)              Identification
incorporation)                                             number)




               333 Ludlow Street, P.O. Box 10270           06904-2270
             (Address of principal executive offices)      (Zip Code)




                                 (203) 967-5000
              (Registrant's telephone number, including area code)




                              9 West Broad Street
         (Former name or former address, if changed since last report)


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Item 1.  Changes in Control of Registrant.

                  On December 21, 1994 Savin Corporation ("Savin"), Ricoh Corporation ("Ricoh"), and SC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Ricoh ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Merger Sub with and into Savin (the "Merger"). As a result of the Merger, Savin will be the surviving corporation and will become a wholly-owned subsidiary of Ricoh.
                  In the Merger each outstanding share of common stock, par value $.001 per share of Savin ("Common Stock"), other than shares of Common Stock held by individuals exercising appraisal rights under the General Corporation Law of the State of Delaware, shall be converted into the right to receive an amount payable in cash, without interest, equal to (a) $41,500,000 less (i) the amount of any reduction in the aggregate purchase price agreed to by Savin under the circumstances described below, (ii) the amount of any portion of the aggregate purchase price which Savin agrees to escrow under the circumstances described below pending the resolution of one or more lawsuits and
(iii) the aggregate amount of all payments, if any, made by Savin to its directors in connection with any redemption, cancellation or termination of options to purchase 155,000 shares of Common Stock in the aggregate granted to such directors (the "Director Options"), divided by (b) the total number of shares of Common Stock that are (i) issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), and (ii)


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issuable pursuant to Director Options outstanding immediately prior to the
Effective Time, whether or not then exercisable.
                  The consummation of the Merger is conditioned upon the satisfaction of certain conditions, including (a) the approval and adoption of the Merger Agreement by Savin's stockholders, and (b) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
                  If a condition to Ricoh's obligation to consummate the merger is not satisfied because of the breach of any representation or warranty of Savin or any Majority Stockholder (as defined below) set forth in the Merger Agreement or the Stockholder Agreements (as defined below) or because of the occurrence of any material adverse change in the business, assets, properties, financial condition or results of operation of Savin and its subsidiaries (a "Material Adverse Change"), and such failures could not reasonably be expected to result in a net reduction of $2,000,000 or more in either the value of the surviving corporation to Ricoh or the net worth of Savin, Savin may, at its option, cause such condition to be satisfied by agreeing to a purchase price reduction in an amount which represents the amount by which the net reduction in either the value of the surviving corporation to Ricoh or the net worth of Savin (whichever is greater) resulting from such breach of representation or warranty or Material Adverse Change exceeds $500,000. In addition, if any condition to Ricoh's obligation to consummate the merger is unsatisfied because of the existence of


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one or more material lawsuits (net of amounts to be paid or reimbursed pursuant to Savin's insurance policies and net of any amount reserved by Savin with respect to such lawsuits), Savin and Ricoh may agree to cause such condition to be satisfied by escrowing an amount equal to the net reduction in either the value of the surviving corporation to Ricoh or Merger Sub or net worth of Savin (whichever is greater) pending the resolution of such lawsuit or lawsuits.
                  In order to induce Ricoh to enter into the Merger Agreement, HCS Technology, N.V., the owner of 600,000 shares of Common Stock; International Nederlanden Lease Structured Finance B.V., the owner of 600,000 shares of Common Stock; King Holding Corporation, the owner of 1,013,583 shares of Common Stock; and Janos Szekeres, the owner of 326,000 shares of Common Stock (collectively, the "Majority Stockholders"), each entered into a letter agreement, dated December 21, 1994 (each a "Stockholder Agreement"), with Ricoh, pursuant to which, among other things, each Majority Stockholder agreed, among other things, to vote all its shares in favor of the Merger and not to sell or otherwise transfer any of its shares prior to consummation of the Merger. Each Majority Stockholder also granted to Ricoh an exclusive and irrevocable option (an "Option"), exercisable under certain circumstances, to purchase all of the shares of Common Stock owned by each such Majority Stockholder (the "Option Shares") at a price intended to approximate the per share price payable in the Merger. Such option will become exercisable under certain limited circumstances, including (i) the failure of Savin to call


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a special meeting of stockholders to approve the Merger Agreement for a date on or before April 20, 1995 or the adjournment of such meeting to a date after April 20, 1995; (ii) the failure of the Board of Directors of Savin to recommend to the stockholders the adoption and approval of the Merger Agreement or the withdrawal of such recommendation after it has been made; (iii) the breach by Savin or any Majority Stockholder of its agreement not to solicit, participate in or initiate inquiries, discussions or negotiations with third parties concerning any acquisition of Savin or the shares of the capital stock of Savin or any business combination involving Savin; (iv) the breach by any Majority Stockholder of its agreement to vote all of its shares of Common Stock in favor of the approval and adoption of the Merger Agreement and against any action or agreement that would either result in Savin's breach in any material respect of a covenant, representation, warranty or other obligation under the Merger Agreement or impede, interfere with or attempt to discourage the Merger; or (v) any attempt by a Majority Stockholder to revoke the proxy granted to Ricoh or the failure by a Majority Stockholder timely to deliver a valid proxy in the event the validity of the proxy granted by such Majority Stockholder is called into doubt.
                  The number of shares of Common Stock held or controlled by the Majority Stockholders is sufficient to constitute a quorum and to approve and adopt the Merger Agreement regardless of the vote of any other stockholder of Savin.


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                  The special meeting of Savin stockholders to vote on the
approval and adoption of the Merger Agreement is tentatively scheduled for late February.


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                                     Page 3






                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of

1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 SAVIN CORPORATION
                                                 (Registrant)



                                            By: /s/  Thomas L. Salierno, Jr.
                                                     Thomas L. Salierno, Jr.
                                                     Vice President, Controller
January 5, 1995                                      and Treasurer





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                                 EXHIBIT INDEX


Exhibit                                                                     Page

1.  Agreement and Plan of Merger
    dated as of December 21,
    1994, among Savin, Ricoh and
    Merger Sub

2.  Letter Agreement between
    Ricoh and Janos Szekeres

3.  Schedule of other Majority
    Stockholders executing a
    Letter Agreement
    substantially in the form
    attached hereto as Exhibit 2


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